Profire Energy Reports Financial Results for First Quarter 2023

Company Reports Second-Highest Quarterly Revenue and Best Ever Net Income in Company History
Announces $2M Share Repurchase Program

LINDON, Utah May 9, 2023 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its first quarter ending March 31, 2023. A conference call will be held on Wednesday, May 10, 2023 at 8:30 a.m. ET to discuss the results.

First Quarter Summary
•Revenue of $14.6 million, a 53% increase from prior year quarter
•Gross profit of $7.8 million, a 72% increase compared to 1Q22
•Gross margin of 53.8%, a 590 basis point increase from the same quarter of last year
•Net income of $2.6 million, or $0.05 per diluted share
•Generated EBITDA of $3.6 million
•Cash and investments of $16.3 million with no debt
“We have achieved eight quarters of sequential revenue growth as we continue to improve and deliver consistent operational and financial results across our business,” said Ryan Oviatt, Co-Chief Executive Officer and CFO of Profire Energy. “We also recorded a meaningful improvement in gross margin despite continued supply chain challenges and inflationary pressures. We will continue to make additional investments in our diversification efforts and other strategic opportunities with the objective of delivering long-term shareholder value.”
First Quarter 2023 Financial Results

Total revenues for the period equaled $14.6 million, compared to $14.0 million in the fourth quarter of 2022 and $9.5 million in the prior-year quarter. The sequential and year-over-year increases were primarily driven by ongoing customer demand, price increases on the products we sell, ongoing historical strength in oil and natural gas prices, and continued progress in our strategic diversification efforts.

Gross profit was $7.8 million, compared to $6.6 million in the fourth quarter of 2022 and $4.6 million in the prior-year quarter. Gross margin was 53.8% of revenues, compared to 47.0% of revenues in the prior quarter and 47.9% of revenues in the first quarter of 2022. The sequential increase is due to pricing initiatives and more favorable product, service and customer mix while the year-over-year increase reflects higher revenues and greater fixed cost coverage.

Total operating expenses were $4.5 million, compared to $4.3 million in the fourth quarter of 2022 and $3.9 million in the year-ago quarter. The increase is related to inflation in employee-related costs and other costs across the business.

Compared with the same quarter last year, operating expenses for G&A increased 19%, R&D increased 9% and depreciation decreased by 14%.

Net income was $2.6 million, or $0.05 per diluted share, compared to net income of $1.8 million or $0.04 per diluted share in the fourth quarter of 2022 and $627,161 or $0.01 per diluted share in the same quarter last year.

“Our first quarter 2023 results built upon the momentum we generated in the second half of 2022, recording our second-highest quarterly revenue in company history once again,” stated Cameron Tidball, Co-CEO of Profire Energy. “The combination of the industry’s multi-year deferred capital expenditures and ongoing strong demand for oil and gas are increasing the necessity of our legacy products, and we continue to gain traction with our diversification strategy across industrial markets. We remain focused on growth through both our core legacy business and diversified revenue streams within the petroleum industry as well as new market segments. Overall, we are pleased with our start to 2023 and are confident in our ability to capitalize on the opportunities ahead.”

Share Repurchase Program
On May 3, 2023, the Company’s board of directors authorized a repurchase program as a means of opportunistically returning capital to shareholders. The program authorizes the repurchase of up to $2,000,000 of the Company’s common stock through April 30, 2024.
Repurchases will be made at management’s discretion as part of the Company’s capital allocation strategy based on the best interests of both the Company and its shareholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. The actual amount of common stock to be repurchased, the timing of repurchases and the price at which the shares are repurchased will depend on future market conditions and on potential alternative uses for the Company’s cash resources. Additionally, the repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. Open market repurchases will be conducted in accordance with applicable legal requirements.
The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. The repurchase program does not obligate the Company to repurchase any particular number of shares.
Conference Call

Profire Energy Executives will host the call, followed by a question and answer period.
Date: Wednesday, May 10, 2023
Time: 8:30 a.m. ET (6:30 a.m. MT)
Toll-free dial-in number: 1-855-327-6937
International dial-in number: 1-631-891-4304
The conference call will be webcast live and available for replay via this link: https://viavid.webcasts.com/starthere.jsp?ei=1610085&tp_key=d7950f6a2f
The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 1:00 p.m. ET on the same day through May 24, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 10021694

About Profire Energy, Inc.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry. However, in recent years, we have completed many installations of our burner-management solutions in other industries that we believe will be applicable as we expand our addressable market over time. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, the Company’s plans to make investments to support revenue diversification, and the Company’s plans regarding a share repurchase program. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.
The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

3/31/2023
EBITDA Calculation:	3 months
Net Income	$ 2,589,621
add back net income tax expense	$ 816,815
add back net interest expense	$ (58,980)
add back depreciation and amortization	$ 262,039
EBITDA calculated	$ 3,609,495

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	March 31, 2023	December 31, 2022
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$ 7,219,356	$ 7,384,578
Short-term investments	2,071,834	1,154,284
Accounts receivable, net	12,308,290	10,886,145
Inventories, net (note 3)	10,589,023	10,293,980
Prepaid expenses and other current assets (note 4)	2,650,823	2,314,639
Total Current Assets	34,839,326	32,033,626
LONG-TERM ASSETS
Long-term investments	7,052,725	7,503,419
Financing right-of-use asset	106,760	120,239
Property and equipment, net	10,330,685	10,423,964
Intangible assets, net	1,225,154	1,268,907
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	21,294,705	21,895,910
TOTAL ASSETS	$ 56,134,031	$ 53,929,536

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,962,882	$ 2,955,506
Accrued liabilities (note 5)	2,922,928	3,573,994
Current financing lease liability (note 6)	51,821	53,646
Income taxes payable	834,542	205,169
Total Current Liabilities	5,772,173	6,788,315
LONG-TERM LIABILITIES
Net deferred income tax liability	701,406	488,858
Long-term financing lease liability (note 6)	56,522	67,883
TOTAL LIABILITIES	6,530,101	7,345,056

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 52,390,017 issued and 47,351,887 outstanding at March 31, 2023, and 52,143,901 issued and 47,105,771 outstanding at December 31, 2022	52,391	52,144
Treasury stock, at cost	(7,336,323)	(7,336,323)
Additional paid-in capital	32,096,662	31,737,843
Accumulated other comprehensive loss	(3,224,110)	(3,294,873)
Retained earnings	28,015,310	25,425,689
TOTAL STOCKHOLDERS' EQUITY	49,603,930	46,584,480
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 56,134,031	$ 53,929,536
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income and Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended March 31,
	2023	2022
		(See Note 1)
REVENUES (note 8)
Sales of products, net	$ 13,628,512	$ 8,878,423
Sales of services, net	924,949	624,717
Total Revenues	14,553,461	9,503,140

COST OF SALES
Cost of sales - product	5,974,339	4,382,700
Cost of sales - services	746,014	563,736
Total Cost of Sales	6,720,353	4,946,436

GROSS PROFIT	7,833,108	4,556,704

OPERATING EXPENSES
General and administrative	4,047,969	3,392,379
Research and development	336,452	308,316
Depreciation and amortization	142,887	167,015
Total Operating Expenses	4,527,308	3,867,710

INCOME FROM OPERATIONS	3,305,800	688,994

OTHER INCOME (EXPENSE)
Gain on sale of assets	53,075	95,842
Other expense	(9,553)	(18,081)
Interest income	58,047	21,545
Interest expense	(933)	(697)
Total Other Income	100,636	98,609

INCOME BEFORE INCOME TAXES	3,406,436	787,603

INCOME TAX EXPENSE	(816,815)	(160,442)

NET INCOME	$ 2,589,621	$ 627,161

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$ (5,524)	$ 158,359
Unrealized gains (losses) on investments	76,287	(287,126)
Total Other Comprehensive Income (Loss)	70,763	(128,767)

COMPREHENSIVE INCOME	$ 2,660,384	$ 498,394

BASIC EARNINGS PER SHARE	$ 0.05	$ 0.01
FULLY DILUTED EARNINGS PER SHARE	$ 0.05	$ 0.01

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,174,518	47,481,439
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,612,833	48,536,418

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$ 2,589,621	$ 627,161
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	262,039	281,119
Gain on sale of property and equipment	(53,075)	(95,842)
Bad debt expense	41,792	28,453
Stock awards issued for services	223,047	138,503
Changes in operating assets and liabilities:
Accounts receivable	(1,108,889)	(1,663,295)
Income taxes receivable/payable	629,371	439,034
Inventories	(292,119)	(530,568)
Prepaid expenses and other current assets	(335,832)	49,283
Deferred tax asset/liability	212,548	47,030
Accounts payable and accrued liabilities	(1,646,723)	(513,227)
Net Cash Provided by (Used in) Operating Activities	521,780	(1,192,349)

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	97,886	112,982
Sale (purchase) of investments	(390,548)	679,636
Purchase of property and equipment	(153,755)	(207,848)
Net Cash Provided by (Used in) Investing Activities	(446,417)	584,770

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(242,506)	(91,098)
Cash received in exercise of stock options	—	—
Purchase of treasury stock	—	(622,263)
Principal paid towards lease liability	(6,947)	(12,629)
Net Cash Used in Financing Activities	(249,453)	(725,990)

Effect of exchange rate changes on cash	8,868	24,766

NET DECREASE IN CASH	(165,222)	(1,308,803)
CASH AT BEGINNING OF PERIOD	7,384,578	8,188,270
CASH AT END OF PERIOD	$ 7,219,356	$ 6,879,467

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$ 933	$ 697
Income taxes	$ —	$ —
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$ 378,526	$ 212,787
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.